Exibit T3A-45


OPW ASSOCIATES, INC.

                                CORPORATE RECORDS

                                   CONNECTICUT

                                      1988

                           STATEMENT OF INCORPORATORS

                             IN LIEU OF ORGANIZATION

                                     MEETING

                                       OF

                              OPW ASSOCIATES, INC.

                                    * * * * *


         The Certificate of Incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being all of the incorporators named in said certificate, do hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

         1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporators and were ordered inserted in the minute book immediately following the copy of the Certificate of Incorporation and before this instrument.

         2. The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified: RALPH E. ABLON, ROBERT M. DiGIA, SCOTT G. MACKIN, MARIA P. MONET and DAVID L. SOKOL.

         3. The Board of Directors was authorized, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the



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Certificate of Incorporation, in such amounts and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law.
                  Dated, October 11, 1988
                                               /s/ Barbara A. Dawson
                                               Barbara A. Dawson, Incorporator

                                               /s/ Maryanne R. Behan
                                               Maryanne R. Behan, Incorporator

                                               /s/ Giovanna DeCandia
                                               Giovanna DeCandia, Incorporator



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                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                                                  P.O. BOX 150470
                             HARTFORD, CT 06115-0470

FEBRUARY 7, 1996
         CSC NETWORKS/PRENTICE HALL
         30 HIGH STREET
         HARTFORD, CT 06103

RE:      Acceptance of Business Filing

This letter is to confirm the acceptance of a filing for the following business:

OPW ASSOCIATES, INC.

Work Order Number: 1996018513-004
Business Filing Number: 0001587755
Type of Request: CHANGE OF AGENT FOR SERVICE OF PROCESS
Date Accepted: FEB 06 1996
Time Accepted: 01:33 PM
Work Order Payment Received: 400.00
Payment Received: 50.00

Business Id: 0223117

If applicable for this type of request, a summary of the business information we have on record is enclosed.

If you would like copies of this filing you must complete a Request for Corporate Copies and submit it with the appropriate fee.

Commercial Recording Division
LISA NEMETH



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                    BUSINESS INFORMATION VERIFICATION REPORT

WORK ORDER NUMBER: 1996018513-004

BUSINESS NAME SUBMITTED:

OPW ASSOCIATES, INC.


AGENT NAME ON RECORD:

PRENTICE-HALL CORPORATION SYSTEM, INC. THE


AGENT ADDRESS ON RECORD:

30 HIGH STREET


HARTFORD, CT 06103


AGENT TYPE ON RECORD: BUSINESS

                               ** END OF REPORT **

APPOINTMENT OF STATUTORY AGENT FOR SERVICE
DOMESTIC CORPORATION
61-6 Rev. 6/88


                             Secretary of the State

                              State of Connecticut

Name of Corporation: OPW ASSOCIATES, INC.                                                                        Complete All Blanks


The above corporation appoints as its statutory agent for service, one of the following:

Name of Natural Person Who Is Resident of Connecticut                 Business Address                                  Zip Code

                                                                      Business Address                                  Zip Code


Name of Connecticut Corporation                                       Address of Principal Office in Conn.
                                                                      (If none, enter address of appointee's
                                                                      statutory agent for service)


Name of Corporation                                                   Address of Principal Office in Conn.
(Not organized under the Laws of Conn.*)                              (If none, enter "Secretary of State of Conn.")

The Prentice-Hall Corporation System, Inc.                            30 High Street
                                                                      Hartford, Connecticut 06103

                 *Which has procured a Certificate of Authority to transact business or conduct affairs in this state.

                                                             AUTHORIZATION
                                    Name of Incorporator (Print or Type)    Signed (Incorporator)                    Date
       Original Appointment
         (Must be Signed
         by a majority of
          Incorporators)
                                    Name of Incorporator (Print or Type)    Signed (Incorporator)
                                    Name of Incorporator (Print or Type)    Signed (Incorporator)

Subsequent Appointment              Name of President, Vice President or Secretary                                   Date

                                    /s/ Pat Collins                                                                1/15/96
                                    Signed (President, or Vice President or Secretary)

                                                                  V-P

Acceptance: Name of Statutory Agent for Service (Print or Type)       Signed (Statutory Agent for Service)
The Prentice-Hall Corporation System, Inc.                            By: Vicki Schreiber        Asst Vice President
For Official Use Only                                  Res; CC::


      Please provide filer's name and complete address for mailing receipt



                      CERTIFICATE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH
                       (FOR USE BY DOMESTIC AND FOREIGN. PROFIT AND NON-PROFIT CORPORATIONS)


CORPORATION NAME                                                        OPW ASSOCIATES, INC.

STATE OF ORIGINAL INCORPORATION                                                       CONNECTICUT


                         IMPORTANT - INCLUDE INFORMATION ON BOTH THE PRIOR AND NEW AGENT

PRIOR AGENT                                               NEW AGENT         The Prentice-Hall Corporation System,
NAME            THE CORPORATION TRUST COMPANY             NAME              New Jersey, Inc.

PRIOR AGENT                                               NEW AGENT
STREET ADDRESS          820 BEAR TAVERN ROAD              STREET ADDRESS        830 Bear Tavern Road

CITY     WEST TRENTON         STATE  NJ     ZIP  08628    CITY     West Trenton            STATE  NJ              ZIP  08628

The corporation states that the address of its new registered office and the address of its new registered agent are identical. Further, the changes designated on this form were authorized by resolution duly adopted by its board of directors or members.

By                              /s/ Pat                   Title
Collins                                                   V-P
                                  (Signature of Officer)                                           (Print or Type)
Date
1/15/96

NOTE - This form must be executed by the chairman of the board, or the president, or vice president of the corporation.
FEES:    Change of Agent Name - $10.00
         Change of Agent Address - $10.00
         Change of Both - $10,00

                  MAKE CHECKS PAYABLE TO THE SECRETARY OF STATE (NO CASH PLEASE)
                                                                                                    FOR OFFICIAL USE ONLY
                                           IMPORTANT NOTICE

The failure of the corporation to notify the Secretary of State of a change in the registered agent or registered office will result in a penalty of $200.00 and the entering of a docketed judgement against the corporation in the Superior
Court of New Jersey.

CONFIRMATION OF                        STATE OF CONNECTICUT
AND RECEIPT OF FEES            Office Of The Secretary Of The State
81-304 REV 8-83           30 TRINITY STREET, HARTFORD, CONNECTICUT 06106


NAME OF CORPORATION
OPW ASSOCIATES, INC.

          DOCUMENT FILED             FILING DATE               TOTAL FEES PAID


CERTIFICATE OF INCORPORATION 11/OCT/1988 $155.00 The information shown above pertains to documents filed in this office on account of the corporation indicated. The Filing date is the date endorsed on the document pursuant to
Section 33-285 or 33-422 of the Connecticut General Statutes. Any questions regarding this filing should be addressed to:

Corporations Division, Secretary Of The State's Office, 30 Trinity Street, Hartford, Connecticut 06106


CT CORPORATION SYSTEM
ONE COMMERCIAL PLAZA
HARTFORD CT
06103



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CERTIFICATE OF INCORPORATION                                 For office use only
STOCK CORPORATION
61-5      REV.     10-69                                     ACCOUNT NO.


                                                             INITIALS



                                                           STATE OF CONNECTICUT
                                                          SECRETARY OF THE STATE


The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:


1. The name of the corporation is OPW ASSOCIATES, INC.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

         To engage in any lawful act or activity for which corporations may be formed under the Connecticut Stock Corporation Act.


                       STATE OF CONNECTICUT                        )

                       ) SS.  HARTFORD
                       OFFICE OF THE SECRETARY OF THE STATE)

                       I hereby certify that this is
                       a true copy of record In this
                       Office In Testimony whereof,
                       I have hereunto set my hand
                       and affixed The Seal of said
                       State, at Hartford, this 12th
                       day of October, A.D. 1988

                                             SECRETARY OF THE STATE



                                   (Continued)

The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:


                  Common               100                              $1.00


The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:


                                       N/A


The minimum amount of stated capital with which the corporation shall commence business is

One thousand ($1,000.00)                  Dollars.  (Not less than one thousand
                                          dollars)


Other provisions
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Dated at   New York, New York          this     10th       day of    October       , 1988
at                                                         of

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.
                  This certificate of incorporation must be signed by one or more incorporators.

NAME OF INCORPORATOR (Print or Type)           NAME OF INCORPORATOR (Print or Type)         NAME OF INCORPORATOR (Print or Type)
1.   /s/ Barbara A. Dawson                     2.  Maryanne R. Behan                        3.  Giovanna De Candia

SIGNED (Incorporator)                          SIGNED (Incorporator)                        SIGNED (Incorporator)
1.   Barbara A. Dawson                         2.   /s/ Maryanne R. Behan                   3.   /s/ Giovanna De Candia

NAME OF INCORPORATOR (Print or Type)           NAME OF INCORPORATOR (Print or Type)         NAME OF INCORPORATOR (Print or Type)
4.                                             5.                                           6.

SIGNED (Incorporator)                          SIGNED (Incorporator)                        SIGNED (Incorporator)
4.                                             5.                                           6.

                                               FRANCHISE FEE          FILING FEE            CERTIFICATION FEE     TOTAL FEE

                                               $  50                  $  30                 $  15                 $  155
                                               SIGNED (For Secretary of the State)


                                               CERTIFIED COPY SENT ON (Date)                INITIALS


                                               TO


                                               CARD                               LIST                        PROOF

                            CERTIFICATE OF AMENDMENT

                                STOCK CORPORATION
                      Office of the Secretary of the State
   30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /Rev. 12/1999


                            Space For Office Use Only

                                      FILING #0002235986 PG 01 OF 02 VOL B-00401
                                      FILED 04/03/2001  03:20  PM PAGE 02303
                                      SECRETARY OF THE STATE
                                      CONNECTICUT SECRETARY OF THE STATE

1. NAME OF CORPORATION:

         OPW Associates, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

  X   A.  AMENDED.
_____

_____ B.  AMENDED AND RESTATED.

_____ C.  RESTATED.

3. TEXT OF EACH AMENDMENT/RESTATEMENT:


         Article First is amended to read:

         "First: The name of the corporation is Covanta OPW Associates, Inc."



     (Please reference an 81/2x 11 attachment if additional space is needed)



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                            Space For Office Use Only


                                      FILING #0002235986 PG 02 OF 02 VOL B-00401
                                      FILED 04/03/2001  03:20  PM PAGE 02304
                                      SECRETARY OF THE STATE
                                      CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (check A., B. or C.):

  X   A.  The resolution was approved by shareholders as follows:
_____

(set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)


                  Unanimous consent by the stockholders.


_____B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

_____C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION:

                       Dated this 12th day of March, 2001

   Patricia Collins                  Asst. Secretary        /s/ Patricia Collins

Print or type name              Capacity of signatory             Signature
   of signatory